UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2015

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 16, 2015, the Court of Chancery of the State of Delaware approved the settlement of the consolidated stockholder action captioned In re Cheniere Energy, Inc. Stockholders Litigation, Consolidated C.A. No. 9710-VCL (Del. Ch.) and the related application by Cheniere Energy, Inc. (the “Company”) pursuant to 8 Del. C. §205 captioned In re Cheniere Energy, Inc. C.A. No. 9766-VCL on the terms contemplated by the Stipulation and Agreement of Compromise, Settlement and Release dated December 12, 2014 (as described under “Item 3. Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014) and awarded plaintiffs’ counsel $5.5 million in fees, which will be paid by the Company, its successors in interest and/or its insurers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: March 20, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer